                             AGREEMENT AND PLAN OF MERGER
                                OF ROSS SYSTEMS, INC.
                                A DELAWARE CORPORATION
                                         AND
                               A CALIFORNIA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of June 5, 1998, (the "Agreement") is between Ross Systems, Inc., a Delaware corporation ("Ross-Delaware") and Ross Systems, Inc., a California corporation ("Ross-California"). Ross-Delaware and Ross-California are sometimes referred to herein as the "Constituent Corporations."

                                   R E C I T A L S

     A. Ross-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 40,000,000 shares, 35,000,000 of which are designated "Common Stock," $.001 par value, and 5,000,000 of which are designated "Preferred Stock", $.001 par value. As of the date of this Agreement of Merger, 1,000 shares of Voting Common Stock were issued and outstanding, all of which were held by Ross-California. No shares of Preferred Stock were outstanding.

     B. Ross-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 42,000,000 shares, 37,000,000 of which are designated "Common Stock", no par value, of which 35,000,000 are "Voting Common Stock" and 2,000,000 are "Non-voting Common Stock" and 5,000,000 of which are designated "Preferred Stock", no par value. As of October 1, 1997, the record dated fixed for Ross-California's Annual Meeting of Shareholders, 19,248,909 shares of Common Stock were issued and outstanding and 107 shares of Series E Preferred Stock were issued and outstanding. As of the date of this Agreement of Merger, 20,659,190 shares of Common Stock were issued and outstanding.

     C. The Board of Directors of Ross-California has determined that, for the purpose of effecting the reincorporation of Ross-California in the State of Delaware, it is advisable and in the best interests of Ross-California that Ross-California merge with and into Ross-Delaware upon the terms and conditions herein provided.

     D.   The respective Boards of Directors of Ross-Delaware and
Ross-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Ross-Delaware and Ross-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      I. MERGER

     1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Ross-California shall be merged with and into Ross-Delaware (the "Merger"), the separate existence of Ross-California shall cease and Ross-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Ross Systems, Inc.

     1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Ross-California shall cease and Ross-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Ross-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Ross-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Ross-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Ross-California in the same manner as if Ross-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                    II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Ross-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 CERTIFICATE OF DESIGNATIONS. The Certificate of Designations of Ross-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Designations of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 BYLAWS. The Bylaws of Ross-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.4  DIRECTORS AND OFFICERS.  The directors and officers of
Ross-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                          III. MANNER OF CONVERSION OF STOCK

     3.1 ROSS-CALIFORNIA COMMON SHARES. Upon the Effective Date of the Merger, each share of Ross-California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

     3.2 PREFERRED SHARES. Upon the Effective Date of the Merger, each share of Ross-California Series E Preferred Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, $0.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Series A Preferred Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

     3.3 ROSS-CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Ross-California under, and continue, the option plans (including without limitation the 1988 Incentive Stock Plan, the 1998 Incentive Stock Plan and the 1991 Employee Stock Purchase Plan) and all other employee benefit plans. Each outstanding and unexercised
                                       -3-
option, other right to purchase, or security convertible into, Ross-California capital stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's capital stock on the basis of one share of the Surviving Corporation's capital stock for each one share of Ross-California capital stock issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such Ross-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to Ross-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock subject to paragraphs 3.1 and 3.2, respectively.

          (b) A number of shares of the Surviving Corporation's capital stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Ross-California capital stock so reserved immediately prior to the Effective Date of the Merger.

          (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

     3.4 ROSS-DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Ross-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Ross-Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

     3.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Ross-California Common Stock and Preferred Stock may be asked to surrender the same for cancellation to Boston EquiServe (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Ross-California Common Stock and Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock and Preferred Stock, respectively, into which such shares of Ross-California Common Stock and Preferred Stock, as the case may be, were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock and Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock and Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Ross-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                     IV. GENERAL

     4.1 COVENANTS OF ROSS-DELAWARE. Ross-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Ross-Delaware of all of the franchise tax liabilities of Ross-California.

          (c) Take such other actions as may be required by the California General Corporation Law.

     4.2 FURTHER ASSURANCES. From time to time, as and when required by Ross-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Ross-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Ross-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Ross-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Ross-Delaware are fully authorized in the name and on behalf of Ross-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Ross-California or of Ross-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Ross-California or by the sole stockholder of Ross-Delaware, or by both.

     4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at Concourse Corporate Center Two, Two Concourse Parkway, Atlanta, Georgia 30328 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 FIRPTA NOTIFICATION. (a) On the Effective Date of the Merger, Ross-California shall deliver to Ross-Delaware, as agent for the shareholders of Ross-California, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit A. Ross-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Ross-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Ross-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Ross-Delaware as their agent and (ii) Ross-Delaware shall be considered to have received a copy of the Statement at the request of the Ross-California shareholders for purposes of satisfying Ross-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

          (b) Ross-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     4.9 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Ross-Delaware and Ross-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                              Ross Systems, Inc.
                              a Delaware corporation


                              By:/s/ Dennis V. Vohs
                                 -----------------------------------------
                                   Dennis V. Vohs, Chief Executive Officer

ATTEST:



/s/ Mario M. Rosati
------------------------------------
Mario M. Rosati, Assistant Secretary




                              Ross Systems, Inc.
                              a California corporation


                              By:/s/ Dennis V. Vohs
                                 -----------------------------------------
                                   Dennis V. Vohs, Chief Executive Officer


ATTEST:


/s/ Mario M. Rosati
------------------------------------
Mario M. Rosati, Assistant Secretary

                                      EXHIBIT A



                                                            __________, 1998



TO THE SHAREHOLDERS OF ROSS SYSTEMS, INC.:

     In connection with the reincorporation (the "Reincorporation") in Delaware of Ross Systems, Inc., a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of June 5, 1998 between the Company and Ross Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Ross-Delaware"), your shares of Company stock will be replaced by shares of stock in Ross-Delaware.

     In order to establish that (i) you will not be subject to tax under
Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation and (ii) Ross-Delaware will not be required under Section 1445 of the Code to withhold taxes from the Ross-Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of Section 897(c) of the Code and the regulations issued thereunder.

     A copy of this letter will be delivered to Ross-Delaware pursuant to
Section 4.8 of the Agreement.

     Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

                                   Sincerely,


                                   By:  ----------------------------------------
                                        Dennis V. Vohs, Chief Executive Officer

                                ROSS SYSTEMS, INC.
                            A CALIFORNIA CORPORATION

                             OFFICERS' CERTIFICATE



J. Patrick Tinley and Robert Webster hereby certify that:

     1. They are the President and Secretary, respectively, of Ross Systems, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There were 19,248,909 shares of Common Stock and 107 shares of Series E Preferred Stock outstanding as of the record date (the "Record Date") and were entitled to vote for the matters approved at the annual meeting of the shareholders whereby the Agreement and Plan of Merger attached hereto was approved. No Shares of non-voting Common Stock and no shares of Series A, B, C or D Preferred Stock were outstanding as of the Record Date.

     4. The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, and more than 50% of the votes entitled to be cast by holders of Preferred Stock outstanding as of the Record Date.

     We further declare under penalty of perjury under the laws of the States of Delaware and California that we have read the foregoing certificate and know the contents thereof and that the same is true and correct of our own knowledge.

     Executed in Atlanta, Georgia on June 5, 1998.

                                           /s/ J. Patrick Tinley
                                           -------------------------------
                                              J. Patrick Tinley, President



                                           /s/ Robert Webster
                                           -------------------------------
                                              Robert Webster, Secretary

                                 ROSS SYSTEMS, INC.
                               A DELAWARE CORPORATION

                               OFFICERS' CERTIFICATE


J. Patrick Tinley and Stan F. Stoudenmire hereby certify that:

     1. They are the President and Secretary, respectively, of Ross Systems, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto. There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the States of Delaware and California that we have read the foregoing certificate and know the contents thereof and that the same is true and correct of our own knowledge.

     Executed in Atlanta, Georgia on June 5, 1998.


                                            /s/ J. Patrick Tinley
                                           -------------------------------
                                            J. Patrick Tinley, President



                                            /s/ Stan F. Stoudenmire
                                            -------------------------------
                                            Stan F. Stoudenmire, Secretary